EXHIBIT 32

CERTIFICATION

In connection with the accompanying Quarterly Report on Form 10-QSB/A of NextPhase Wireless, Inc. for the quarter ended December 31, 2007, I certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to my knowledge, that:

(1)
the Quarterly Report on Form 10-QSB/A of NextPhase Wireless, Inc. for the quarter ended and nine months ended December 31, 2007 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)
the information contained in the Quarterly Report on Form 10-QSB/A for the quarter and nine months ended  December 31, 2007, fairly presents in all material respects, the financial condition and results of operations of NextPhase Wireless, Inc.

Date: March 6, 2008
________________________
By: Robert Ford
Title: President & Chief Executive Officer

Date: March 6, 2008
________________________
By: David Noyes
Title: Chief Financial Officer